UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 27, 2024

ONITY GROUP INC.

(Exact name of registrant as specified in its charter)

Florida	1-13219	65-0039856
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1661 Worthington Road, Suite 100

West Palm Beach, Florida 33409

(Address of principal executive offices)

Registrant’s telephone number, including area code: (561) 682-8000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	ONIT	New York Stock Exchange (NYSE)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement

9.875% Senior Notes due 2029 of PHH Corporation and PHH Escrow Issuer LLC

As previously reported, on November 6, 2024, Onity Group Inc. (NYSE: ONIT) (“Onity” or the “Company”), a leading non-bank mortgage servicer and originator, announced that its subsidiary PHH Escrow Issuer LLC (the “Escrow Issuer”) completed the issuance and sale of $500 million aggregate principal amount of 9.875% Senior Notes due 2029 (the “PHH Notes”). The PHH Notes were issued under an indenture, dated November 6, 2024 (the “PHH Notes Indenture”), by and between the Escrow Issuer and Wilmington Trust, National Association, as trustee (the “Trustee”) and collateral trustee (the “Collateral Trustee”). The net proceeds from the issuance and sale of the PHH Notes plus an additional amount in cash that together totaled approximately $516.5 million (the “Escrowed Funds”) were deposited into an escrow account for the benefit of the holders of the PHH Notes until the date on which certain escrow conditions were satisfied, including the consummation of the previously announced sale of Onity’s 15% interest in MAV Canopy Holdco I, LLC (the “MAV Sale”).

On November 27, 2024 (the “Escrow Release Date”), all of the escrow conditions were satisfied, including the consummation of the MAV Sale pursuant to which Onity received approximately $49.5 million. As a result, on the Escrow Release Date the Escrowed Funds were released to Onity’s subsidiary PHH Corporation (“PHH”) and concurrently therewith PHH, Onity and the following subsidiaries of PHH: PHH Mortgage Corporation, PHH Asset Services Corp., PHH Asset Services Parent LLC, and PHH Asset Services LLC (collectively, the “Subsidiary Guarantors”) entered into (i) the Supplemental Indenture, dated as of November 27, 2024, among PHH, Onity, the Subsidiary Guarantors, the Trustee and the Collateral Trustee (the “Supplemental Indenture”), pursuant to which PHH became a co-issuer of the PHH Notes together with the Escrow Issuer (collectively, the “Issuers”) and Onity and the Subsidiary Guarantors became guarantors of the PHH Notes (the “PHH Notes Guarantees”) and (ii) various security documents, including a Pledge and Security Agreement, dated as of November 27, 2024, among the Issuers, Onity, the Subsidiary Guarantors (collectively, the “Grantors”) and the Collateral Trustee (the “Pledge and Security Agreement”), pursuant to which the Grantors pledged certain assets to secure their obligations under the PHH Notes and the PHH Notes Guarantees (such assets, the “Collateral”). The Collateral largely consists of the (x) the equity interests of the Issuers and the Subsidiary Guarantors and certain immaterial subsidiaries (limited to 65% of the voting stock in the case of any foreign subsidiary, and subject to certain other exceptions) and (z) the bank accounts and the cash therein of the Issuers and the Guarantors that are not otherwise pledged (or required by applicable law or regulation to remain unencumbered) in connection with securitization facilities, indebtedness secured by Agency MSRs (as defined in the PHH Notes Indenture) and other permitted debt, except that in the case of PHH Mortgage Corporation and PHH Asset Services LLC, only Available Cash (as defined in the PHH Notes Indenture) shall be pledged.

Copies of the Supplemental Indenture and the Pledge and Security Agreement are attached to this Current Report as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated by reference herein. The foregoing summary description of the Supplemental Indenture and the Pledge and Security Agreement is not intended to be complete and is qualified in its entirety by reference to the complete text of such documents. For a more complete description of the PHH Notes and the PHH Notes Indenture, see Onity’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 6, 2024, including a copy of the PHH Notes Indenture filed as an exhibit thereto.

In addition, on the Escrow Release Date, the Escrowed Funds, together with the proceeds from the MAV Sale and cash on hand, were used to redeem all of the outstanding $289 million aggregate principal amount of 7.875% Senior Notes due 2026 of PHH Mortgage Corporation and all of Onity’s outstanding $285 million aggregate principal amount of 12.00%/13.25% Senior Second Lien Notes due 2027.

Item 1.02 Termination of a Material Definitive Agreement.

As described in Item 1.01 above, on the Escrow Release Date, (i) all of the outstanding $289 million aggregate principal amount of PHH Mortgage Corporation’s 7.875% Senior Notes due 2026 (the “PMC Notes”) were redeemed in full and (ii) all of Onity’s outstanding $285 million aggregate principal amount of 12.00%/13.25% Senior Second Lien Notes due 2027 (the “Onity Notes”) were redeemed in full. The PMC Notes were issued under that certain Indenture, dated as of March 4, 2021, among PHH Mortgage Corporation, as the issuer, Onity and PHH, as guarantors thereto, and Wilmington Trust, National Association, as the trustee and collateral trustee. The Onity Notes were issued under that certain Note and Warrant Purchase Agreement, dated as of February 9, 2021, by and among Onity, the purchasers signatory thereto, and Oaktree Fund Administration, LLC, as collateral agent, as amended by that certain Note Purchase Agreement Amendment, dated as of September 30, 2024 among Onity, Oaktree Fund Administration, LLC, as collateral agent, and the other parties thereto.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is hereby incorporated by reference into this Item 2.03.

Item 8.01 Other Events.

On December 3, 2024, Onity issued a press release announcing the completion of the MAV Sale, the release of the Escrowed Funds, PHH, Onity and the Subsidiary Guarantors entering into the Supplemental Indenture and the Pledge and Security Agreement and the redemption of the PMC Notes and the Onity Notes. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Supplemental Indenture, dated as of November 27, 2024, among PHH Corporation, Onity Group Inc., the other guarantors party thereto, and Wilmington Trust, National Association, as trustee and collateral trustee.

10.2	Pledge and Security Agreement, dated as of November 27, 2024, among the PHH Corporation, PHH Escrow Issuer LLC, Onity Group Inc. the other grantors party thereto, and Wilmington Trust, National Association, as collateral trustee.

99.1	Press Release of Onity Group Inc. dated December 3, 2024

104	Cover Page Interactive Data File formatted in online XBRL (included as Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ONITY GROUP INC.
(Registrant)

Date: December 3, 2024	By:	/s/ Sean B. O’Neil
Sean B. O’Neil
Chief Financial Officer